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                                                                Exhibit 10.12


                           SECOND AMENDED AND RESTATED

                                ROSS STORES, INC.

                     NONQUALIFIED DEFERRED COMPENSATION PLAN


         THIS SECOND AMENDED AND RESTATED ROSS STORES, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN (the "Plan") amends the Ross Stores, Inc. Nonqualified Deferred Compensation Plan, which was originally adopted effective January 1, 1994, by Ross Stores, Inc., a Delaware corporation ("Ross"), for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Ross and its subsidiaries. This Second Amended and Restated Plan shall replace and supersede the plan being amended hereby.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:

1.1 "ADDITIONAL CONTRIBUTION" means an Additional Contribution, contributed by the Employer on behalf of a Participant pursuant to Article III.

1.2 "BENEFICIARY" means one, some, or all (as the context shall require) of those persons, trusts or other entities entitled to receive benefits which may be payable hereunder upon Participant's death as determined under Article VI.

1.3      "BENEFITS" means the amount(s) credited to Participant's Deferral
Account.

1.4 "BOARD OF DIRECTORS" or "Board" means the Board of Directors of Ross Stores, Inc.

1.5 "BONUS DEFERRAL AMOUNT" means the Bonus Deferral Amount which the Participant elects to contribute pursuant to Article HI.

1.6      "CODE" means the Internal Revenue Code of 1986, as amended.

1.7 "CREDITED INVESTMENT RETURN (LOSS)" means the hypothetical investment return which shall be credited to the Participant's Deferral Account pursuant to
Article IV.

1.8 "DEFERRAL ACCOUNT" means the book entry account established under the Plan for each Participant to which shall be credited (debited) the Participant's Salary Deferrals, Bonus Deferrals, Matching Contributions, and Additional Contributions made pursuant to Article III and the Participant's Credited Investment Return (Loss) determined under Article IV and which shall be reduced by any distributions made to Participant and any charges which may be imposed on such Deferral Account pursuant to the terms of the Plan.


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1.9      "DISTRIBUTION DATE" means the date on which distribution of a
Participant's Benefits is made or commenced pursuant to Article V.

1.10 "EARLY BENEFIT DISTRIBUTION DATE" means the date elected by a Participant for the early distribution of Benefits, as provided in Section 5.1(b) or as specified in an election made pursuant to the Prior Plan.

1.11 "EFFECTIVE DATE OF THE SECOND AMENDED AND RESTATED PLAN" means January 1, 1996.

1.12 "ELECTION" means the form of Salary Deferral Election and Annual Bonus Deferral Election prescribed by the Plan Administrator, as they may be modified from time to time.

1.13 "ELIGIBLE EMPLOYEE" means an employee of the Employer who is a member of a select group of management or highly compensated employees as more particularly described in Article II and who has been designated by the Plan Administrator, in the Plan Administrator's sole discretion, to be eligible to participate in the Plan.

1.14     "EMPLOYER" means Ross or a subsidiary thereof.

1.15     "ENTRY DATE" shall mean January 1 of each year.

1.16 "INITIAL ENTRY DATE" shall mean the first day of the month following the date an Eligible Employee is notified of his eligibility to participate in the Plan.

1.17 "MATCHING CONTRIBUTION" means the amount which the Employer contributes on behalf of Participant under the terms of Article III.

1.18 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan by executing an Election. A Participant shall also mean an Eligible Employee from whom Additional Contributions are made, regardless of whether such Eligible Employee has executed an Election.

1.19 "PLAN" shall mean this Second Amended and Restated Ross Stores, Inc. Nonqualified Deferred Compensation Plan, as it may be amended from time to time.

1.20 "PLAN ADMINISTRATOR" means the Committee selected to administer this Plan and to take such other actions as may be specified herein.

1.21     "PLAN YEAR" means the calendar year.

1.22 "PRIOR PLAN" means the Ross Stores, Inc. Amended and Restated Nonqualified Deferred Compensation Plan adopted effective January 1, 1996, which is being amended and restated herein.

1.23 "ROSS" means Ross Stores, Inc., a Delaware corporation, and any successor thereto.

1.24 "SALARY DEFERRAL AMOUNT" means the Salary Deferral Amount which the Participant elects to contribute pursuant to Article III.


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1.25     "TERMINATION EVENT" means the termination of the Participant's employment with the Employer for any reason, the Participant's death or Total Disability.

1.26 "TOTAL DISABILITY" means a Participant's total and permanent disability which renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Whether or not a Participant has incurred a Total Disability shall be determined by the Plan Administrator in the Plan Administrator's sole discretion.

1.27     "TRUST" means the legal entity created by the Trust Agreement.

1.28 "TRUST AGREEMENT" means that trust agreement entered into between Ross and John Vuko, dated December 23, 1993, a copy of which is attached hereto as Exhibit A, as it may be amended from time to time.

1.29 "TRUSTEE" means the original Trustee(s) named in the Trust Agreement and any duly appointed successor to successors thereto.

                                   ARTICLE II

                                   ELIGIBILITY

2.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to key management or highly compensated employees of the Employer who are selected by the Plan Administrator, in its sole discretion, to participate in the Plan. Individuals who are in this select group shall be notified as to their eligibility to participate in the Plan. For purposes of the Plan, the phrase "select group of management or highly compensated employees" shall include those individuals employed as directors, buyers, or district managers and those individuals employed in positions at a higher level, all as determined by the Plan Administrator.

2.2 COMMENCEMENT OF PARTICIPATION. An Eligible Employee may begin participation in the Plan upon the Eligible Employee's Initial Entry Date or any Entry Date thereafter, subject to the submission of an Election pursuant to
Article III. In order to commence salary or bonus deferrals as of the Initial Entry Date, the Election must be returned to the Employer within thirty days of the Eligible Employee's Notification of eligibility to participate in the Plan; otherwise the Election must be returned to the Employer in advance of the Eligible Employee's Entry Date, in accordance with such rules and procedures as may be established by the Plan Administrator.

2.3 CESSATION OF PARTICIPATION. Active participation in the Plan shall end when a Participant's employment terminates for any reason. No contributions to the Plan shall be made with respect to compensation paid after such termination date. Upon termination of employment, a Participant shall remain an inactive participant in the Plan until all of the Benefits to which he or she is entitled thereunder have been paid in full.


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                                   ARTICLE III

                           DEFERRALS AND CONTRIBUTIONS

3.1      SALARY DEFERRALS.

         (a) As of the Participant's Initial Entry Date through and until the time that Participant elects otherwise in accordance with the provisions of Sections 3.1(b) and 3.1(c), the Participant agrees to irrevocably reduce his or her salary by the amount (or percentage) set forth in an Election duly executed and filed with the Employer (the "Salary Deferral Amount"), subject, however, to the provisions of Section 3.3 below. A Participant who does not file an Election as of his or her Initial Entry Date may file an Election prior to any subsequent Entry Date, to be effective as of such Entry Date. The Salary Deferral Amount shall not be paid to the Participant, but shall be withheld from the Participant's salary and an amount equal to the Salary Deferral Amount shall be credited to the Participant's Deferral Account.

         (b) The Participant may, at any time, amend his or her Election to cease salary deferrals pursuant to the Plan, upon written notice to the Plan Administrator. Any such amendment shall be in such form as the Plan Administrator may specify and shall be effective on the first day of the next month following the date such amendment is made, provided the amendment is filed prior to such effective date in accordance with such rules as the Plan Administrator may establish.

         (c) The Participant may amend his or her Election to increase or decrease his or her Salary Deferral Amount. Any such amendment shall be in writing or on such form as the Plan Administrator may specify and shall be effective on the next Entry Date following the date such amendment is made, provided the amendment is filed prior to such date in accordance with such rules as the Plan Administrator may establish.

         (d) Unless ceased or modified as provided in Sections 3.1(b) and 3.1(c) above, the Participant's Election to reduce his or her salary shall continue in effect until the occurrence of a Termination Event; subject, however, to the provisions of Sections 5.1(b), 5.3 and 5.4, below.

         (e) Any such Salary Deferral Election or amended Salary Deferral Election shall apply only to salary earned after the effective date of such Salary Deferral Election.

         (f) For the purpose of determining an Eligible Employee's Salary Deferral Amount, "salary" shall mean the base salary paid by the Employer, or an affiliate of Ross, but shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, bonuses, commissions, overtime and other forms of additional compensation.

3.2      BONUS DEFERRALS.

         (a) In addition to the Salary Deferrals described above, each Eligible Employee who has been notified of his or her eligibility to participate in the Plan may elect to defer all or a part of each annual cash bonus to which such Eligible Employee becomes entitled after the time of notification of eligibility to participate in the Plan (the "Bonus Deferral Amount"). The Bonus Deferral Amount shall not be paid to the Participant, but shall be withheld from the Participant's


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annual bonus and an amount equal to the Bonus Deferral Amount shall be credited to the Participant's Deferral Account.

         (b) An Eligible Employee's election to defer all or part of an annual cash bonus shall be made by an Election duly executed and filed with the Employer at the same time as the Salary Deferral Election is filed as specified in Section 3.1. The Bonus Deferral Election shall be irrevocable for the Plan Year for which it was made, and shall continue in effect until revoked or amended, as provided in Section 3.2(c), below.

         (c) Participant's Bonus Deferral Election may be amended or revoked as of any subsequent Entry Date.

3.3 LIMITATIONS ON DEFERRALS. A Participant's Salary and Bonus Deferral Amount shall be limited as follows:

         (a) The Salary and/or Bonus Deferral Amount elected by the Participant shall be reduced by the amount(s), if any, which may be necessary:

              (i) To satisfy all applicable income and employment tax withholding and FICA contributions;

              (ii) To pay all contributions elected by the Participant pursuant to Ross' employee stock purchase plan, and other fringe benefit programs; and

              (iii) To satisfy all garnishments or other amounts required to be withheld by applicable law or court order.

         (b) Any withholding or salary deferral elections made under Ross' 401(k) Plan shall be determined based on the Participant's compensation after reduction for the Salary Deferrals made pursuant to the Plan.

3.4 MATCHING CONTRIBUTION. A Matching Contribution shall be credited to the Participant's Deferral Account in such amount and at such time as the Employer, in its sole discretion, may determine and announce to Participant. The Employer reserves the right to change the formula by which Matching Contributions are determined in any manner or to cease Matching Contributions entirely subsequent to notifying the Participant of such change or cessation.

3.5 ADDITIONAL CONTRIBUTIONS. Additional Contributions may be credited to a Participant's Deferral Account in such amounts and at such times as the Employer may, in its sole discretion, determine and communicate to the Participant. The Employer shall be under no obligation to continue to credit Additional Contributions and may discontinue or change the amount of such Additional Contributions at any time.

3.6 NO WITHDRAWAL. Except as provided in Sections 5.3 and 5.4 below, amounts credited to a Participant's Deferral Account may not be withdrawn by Participant and shall be paid only in accordance with the provisions of this Plan.


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                                   ARTICLE IV

             CREDITED INVESTMENT RETURN (LOSS) ON DEFERRAL ACCOUNTS

4.1      DEFERRAL ACCOUNT.

         (a) A Deferral Account shall be established and maintained for each Participant which shall be credited (debited) with such Participant's Salary Deferral Amount, Bonus Deferral Amount, Matching Contributions, Additional Contributions and the Credited Investment Return (Loss) as determined under this
Article IV. The Participant's Deferral Account shall be charged with distributions therefrom and any charges which may be imposed on the Deferral Account pursuant to the terms of the Plan.

4.2      CREDITED INVESTMENT RETURN (LOSS).

         (a) Each Participant's Deferral Account shall be credited monthly, or more frequently as the Plan Administrator may specify, with the Credited Investment Return (Loss) attributable to his or her Deferral Account. The Credited Investment Return (Loss) is the amount which the Participant's Deferral Account would have earned if the amounts credited to the Deferral Account had, in fact, been invested in the Deemed Investment Options, in accordance with the Participant's Deemed Investment Elections.

         (b) The Plan Administrator shall designate Deemed Investment Options. The Plan Administrator shall specify the particular funds which shall constitute Deemed Investment Options, and-may, in its sole discretion, change or add to the Deemed Investment Options; provided, however, that the Plan Administrator shall notify Participants of any such change prior to the effective date thereof.

4.3 DEEMED INVESTMENT OPTIONS. Each Participant may select among the Deemed Investment Options and specify the manner in which his or her Deferral Account shall be deemed to be invested for purposes of determining Participant's Credited Investment Return (Loss) (the "Deemed Investment Election"). The Plan Administrator shall establish and communicate the rules, procedures and deadlines for making and changing Deemed Investment Elections.

                                    ARTICLE V

                                    BENEFITS

5.1 (a) TIMING OF DISTRIBUTION. The amounts credited to Participant's Deferral Account shall be paid (or payment shall commence) within a reasonable time after the earlier to occur of (i) the Early Benefit Distribution Date, if the Participant elected an Early Benefit Distribution, or (ii) a Termination Event.

         (b) EARLY BENEFIT DISTRIBUTION.

              (i) TWO-YEAR ADVANCE ELECTION. A Participant may elect an Early Benefit Distribution by filing an Early Benefit Distribution Election at such time and in such manner as the Plan Administrator shall specify. Such Early Benefit Distribution Election shall specify an


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Early Benefit Distribution Date which shall be no less than two years from the date such Early Benefit Distribution Election is made. Except as otherwise provided in this Article V, the Early Benefit Distribution Election shall be irrevocable and shall apply to all amounts credited to Participant's Deferral Account on the Early Benefit Distribution Date designated therein, or to such lesser dollar amount as may be specified in the Early Benefit Distribution Election. A Participant who receives an Early Benefit Distribution made pursuant to an Early Benefit Distribution Election, shall automatically cease all deferrals and/or contributions as of the Early Benefit Distribution Date and may not resume participation until the Entry Date which is at least six (6) months after the Early Benefit Distribution Date.

EXAMPLE: Ms. X receives an Early Benefit Distribution on October 15, 1998. Ms. X must discontinue all deferrals to the Plan and may not resume participation until January 1, 2000.

EXAMPLE: Mr. Y receives an Early Benefit Distribution on June 30, 1999. Mr. Y must discontinue all deferrals to the Plan and may not resume participation until January 1, 2000.

              (ii) Revocation of Early Benefit Distribution Election. Example: A Participant may revoke an Early Benefit Distribution Election, or an election made for an early benefit distribution under the Prior Plan, by filing a written revocation at least twelve months prior to the Early Benefit Distribution Date specified in such Election.

         (c) TERMINATION EVENT. For purposes of the Plan, a Termination Event means the Participant's termination of employment with the Employer, for any reason, including death or Total Disability. The occurrence of a Termination Event shall automatically revoke any Early Benefit Distribution Election made by the Participant who incurred the Termination Event, if the Early Benefit Distribution Date specified in such Early Benefit Distribution Election is after the date of the Termination Event. For purposes of the Plan, the date of a Participant's termination of employment with the Employer shall be the last day of any period for which the Participant is receiving compensation from the Employer which is being paid through the Employer's payroll system and as to which the Employer reports such compensation to the Internal Revenue Service as "wages" on Form W-2.

5.2 (a) METHOD OF DISTRIBUTION. A Participant's Deferral Accounts shall be paid in one of the following methods specified in his or her most recent Election filed with the Plan Administrator prior to the Plan Year in which the Distribution Date occurs: (i) a single lump sum payment; or (ii) substantially equal annual installments over a period not to exceed ten (10) years.

         (b) DISTRIBUTION ELECTION. The Participant may designate the method of distribution ("Distribution Election") on any Election filed pursuant to the Plan and may amend any such Distribution Election by filing a new Distribution Election in writing or on such form as the Plan Administrator may prescribe. However, any amendment which is filed within six (6) months of the Distribution Date shall be null and void.


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         (c) DEATH BENEFITS. In the event the Participant dies before his or her
Benefits have been fully distributed, the Participant's benefits shall be paid to his or Beneficiary in accordance with Participant's Distribution Election in effect at the time of such Participant's death.

         (d) NON-ELECTION. If no Distribution Election has been properly made prior to the Distribution Date, the Participant's Benefits will be distributed in a single lump sum.

5.3 FINANCIAL HARDSHIP. Notwithstanding the foregoing, with the consent of the Plan Administrator, a Participant may withdraw up to one hundred percent (100%) of the amount credited to his or her Deferral Account as may be required to meet unforeseeable emergency of the Participant, provided that the entire amount requested by the Participant is not reasonably available from other resources of the Participant.

         (a) The withdrawal must be necessary to satisfy the unforeseeable emergency and no more may be withdrawn from the Participant's Deferral Account than is required to relieve the financial need after taking into account other resources that are reasonably available to the Participant for this purpose.

         (b) The Participant must certify that the financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise;
(ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; (iii) by discontinuing the Participant's Salary and Bonus Deferrals; or (iv) by borrowing from commercial sources on reasonable commercial terms.

         (c) An unforeseeable financial emergency is a severe financial hardship to Participant resulting from a sudden and unexpected illness or accident of Participant or of a dependent of Participant (as defined in section 152(a) of the Internal Revenue Code), loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. Examples of what are not considered to be unforeseeable financial emergencies include the need to send a child of Participant to college or the desire to purchase a home.

         (d) A Participant shall be prohibited from making any further Salary or Bonus Deferrals pursuant to the Plan for the remainder of the Plan Year in which a financial hardship withdrawal occurs pursuant to this Section 5.3.

5.4 EARLY WITHDRAWAL. Notwithstanding any other provision of the Plan, the Participant may withdraw up to ninety percent (90%) of the amount credited to the Participant's Deferral Account and the amount so withdrawn shall be paid in a single lump sum. Upon such withdrawal, the remaining ten percent (10%) of the Participant's Deferral Account shall be forfeited and the Participant shall have no further right thereto. A Participant shall be prohibited from making any further Salary Deferrals or Bonus Deferrals pursuant to the Plan and no further Matching Contributions or Additional Contributions shall be credited to Participant for the remainder of the Plan Year in which an early withdrawal occurs pursuant to this Section 5.4.

5.5 LIMITATION ON DISTRIBUTIONS TO COVERED EMPLOYEES. Notwithstanding any other provision of this Article V, in the event that the Participant is a "covered employee" as defined in section 162(m)(3) of the Code, or would be a covered employee if the Benefits were distributed in


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accordance with his or her Distribution Election or withdrawal request, the maximum amount which may be distributed from the Participant's Deferral Account, in any Plan Year, shall not exceed one million dollars ($1,000,000) less the amount of compensation paid to the Participant in such Plan Year which is not "performance-based" (as defined in Code section 162(m)(4)(c)), which amount shall be reasonably determined by the Plan Administrator at the time of the proposed distribution. Any amount which is not distributed to the Participant in a Plan Year as a result of the limitation set forth in this Section 5.5 shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitation set forth in this Section 5.5.

5.6 TAX WITHHOLDING. All payments under this Article V shall be subject to all applicable withholding for state and federal income tax and to any other federal, state or local tax which may be applicable thereto.

                                   ARTICLE VI

                                  BENEFICIARIES

6.1 DESIGNATION OF BENEFICIARY. The Participant shall have the right to designate on such form as may be prescribed by the Plan Administrator, a Beneficiary to receive any Benefits due under Article V which may remain unpaid at the Participant's death and shall have the right at any time to revoke such designation and to substitute another such Beneficiary.

6.2 NO DESIGNATED BENEFICIARY. If, upon the death of the Participant, there is no valid designation of Beneficiary, the Beneficiary shall be the Participant's estate.


                                   ARTICLE VII


                        TRUST OBLIGATION TO PAY BENEFITS

7.1 DEFERRALS HELD IN TRUST. An amount equal to Salary Deferral Amounts, Annual Bonus Deferral Amounts, Matching Contributions and Additional Contributions, if any, made by or on behalf of the Participant shall be transferred to the Trustee within thirty (30) days after the applicable pay period to be held pursuant to the terms of the Trust Agreement.

7.2 BENEFITS PAID FROM TRUST. All benefits payable to Participant hereunder shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Employer to the extent the assets in the Trust are insufficient to pay a Participant's Benefits as provided under this Plan.

7.3 TRUSTEE INVESTMENT DISCRETION. The Deemed Investment Options shall be for the sole purpose of determining the Credited Investment Return (Loss) and neither the Trustee nor the Employer shall have any obligation to invest the Participants' Deferral Account in the Deemed Investment Options or in any other investment.


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7.4      NO SECURED INTEREST. Except as otherwise provided by the Trust
Agreement, the assets of the Trust, shall be subject to the claims of creditors of the Employer and neither any Participant nor any Beneficiary shall have any legal or equitable interest in such assets or policies, or any other asset of the Employer. The Participant is a general unsecured creditor of the Employer with respect to the promises of the Employer made herein, except as otherwise expressly provided by the Trust Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 NO ASSIGNMENT. The right of any Participant, any Beneficiary, or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

8.2 SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

8.3 NO EMPLOYMENT AGREEMENT. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Employer as an employee.

8.4 ATTORNEYS' FEES. If the Employer, the Participant, any Beneficiary, or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

8.5 ARBITRATION. Any dispute or claim relating to or arising out of this Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California.

8.6 GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of California.

8.7 ENTIRE AGREEMENT. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and the Employer other than those as set forth or provided for herein.

8.8 (a) AMENDMENT. This Plan may be amended by Ross at any time in its sole discretion upon an action of at least two-thirds (2/3) of the members of the Plan Administrator provided, however, that no amendment may be made which would alter the irrevocable nature of an Election or which would reduce the amount credited to a Participant's Deferral Account on the date of such amendment; and provided further that no amendment which would affect the Trustee's obligation may be made without the Trustee's consent.


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         (b) TERMINATION. Notwithstanding the foregoing paragraph or any other provision in this Plan to the contrary, Ross, by action of its Board or with the approval of two-thirds (2/3) of the members of the Plan Administrator and the consent of either the president or the chief executive officer of Ross, reserves the right to terminate the Plan in its entirety at any time upon fifteen (15) days notice to the Participants. The termination of the Plan shall automatically revoke all outstanding Early Benefit Distribution Elections and all Elections to have Benefits paid in installments. If the Plan is terminated, all benefits shall be paid in a single lump sum as if such Participant had voluntarily terminated employment on the date of Plan termination. Any amounts remaining in the Trust after all benefits have been paid shall revert to the Employer.

IN WITNESS WHEREOF, Ross has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date of the Second Amended and Restated Plan.


                                       ROSS STORES, INC.


Dated:                                 By:
      -------------------------           ---------------------------


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